As filed with the Securities and Exchange Commission on April 4, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

MARSHALL & ILSLEY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-0968604
(State of Incorporation)	(I.R.S. Employer Identification No.)

770 North Water Street
Milwaukee, Wisconsin	53202
(Address of Principal Executive Offices)	(Zip Code)

____________________________________

1994 Key Employee Stock Option Plan*

Gold Banc Corporation, Inc. 1996 Equity Compensation Plan*

Incentive Stock Option Plan, dated May 28, 1996*

1999 Stock Option and Equity Incentive Plan, dated March 22, 1999*

Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended**

____________________________________

Randall J. Erickson

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7801

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Christopher B. Noyes

Dennis F. Connolly

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

(414) 273-3500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)

Common Stock,

$1.00 par value

532,233

N/A

$23,194,714

$2,481.83

(1)

The registration fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  The registration fee is based on the aggregate exercise price for the shares of Marshall & Ilsley common stock underlying the outstanding options as of March 30, 2006.  There will be no further grants under any of the plans that are the subject of this filing.

*  This plan was assumed by Marshall & Ilsley Corporation as of April 1, 2006 in connection with the merger of Gold Banc Corporation, Inc. with and into Marshall & Ilsley Corporation.

** This plan was assumed by Marshall & Ilsley Corporation as of April 1, 2006 in connection with the merger of Trustcorp Financial, Inc. with and into Marshall & Ilsley Corporation.

PART I

The documents containing the information specified in Part I of this Form S-8 Registration Statement (“Registration Statement”) will be sent or given to participants in the plans listed on the cover of this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents are incorporated by reference in this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which is referred to herein as the “Exchange Act”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b)	The Registrant’s Current Reports on Form 8-K filed January 20, 2006, March 7, 2006 and March 17, 2006.

(c)

The description of Marshall & Ilsley common stock set forth in the registration statement on Form 8-A filed October 18, 1999 pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (the “WBCL”) require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.  A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification:  (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 of the WBCL are not exclusive.  A corporation may expand a director’s or officer’s rights to indemnification:  (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, Marshall & Ilsley has adopted indemnification provisions in its by-laws that closely track the statutory indemnification provisions of the WBCL with certain exceptions.  In particular, Section 7.1 of Marshall & Ilsley’s by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.  As permitted by Section 180.0857 of the WBCL, Marshall & Ilsley has purchased directors’ and officers’ liability insurance that insures Marshall & Ilsley’s directors and officers against certain liabilities that may arise under the Securities Act.

Item 8.  Exhibits

4.1

1994 Key Employee Stock Option Plan incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated April 6, 2000 (Registration No. 333-34152)

4.2

Gold Banc Corporation, Inc. 1996 Equity Compensation Plan incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated May 20, 1999 (Registration No. 333-78871)

4.3

Incentive Stock Option Plan, dated May 28, 1996 incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated April 6, 2000 (Registration No. 333-34152)

4.4

1999 Stock Option and Equity Incentive Plan, dated March 22, 1999 incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated April 6, 2000 (Registration No. 333-34152)

4.5

Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended

5

Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23.2

Consent of Deloitte & Touche LLP

24

Powers of Attorney

Item 9.  Undertakings *

The undersigned Registrant hereby undertakes:

(a)

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)

That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

______________

*  Paragraphs correspond to Item 512(a), (b) and (h) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 4, 2006.

MARSHALL & ILSLEY CORPORATION

By: /s/ Dennis J. Kuester

Dennis J. Kuester,

Chairman and Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dennis J. Kuester Dennis J. Kuester	Chairman and Chief Executive Officer (Principal Executive Officer)	April 4, 2006

/s/ Mark F. Furlong Mark F. Furlong	President and Chief Financial Officer (Principal Financial Officer)	April 4, 2006

/s/ Patricia R. Justiliano Patricia R. Justiliano	Senior Vice President and Corporate Controller (Principal Accounting Officer)	April 4, 2006

Directors:

Richard A. Abdoo, Andrew N. Baur, Jon F. Chait, John W. Daniels, Jr., Bruce E. Jacobs, Ted D. Kellner, Dennis J. Kuester, Katharine C. Lyall, John A. Mellowes, Edward L. Meyer, Jr., San W. Orr, Jr., Robert J. O’Toole, Peter M. Platten, III, John S. Shiely, James A. Urdan, Debra S. Waller, George E. Wardeberg and James B. Wigdale.

*By: /s/ Randall J. Erickson Randall J. Erickson	As Attorney-in-Fact*	Date: April 4, 2006

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits

4.1

1994 Key Employee Stock Option Plan incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated April 6, 2000 (Registration No. 333-34152)

4.2

Gold Banc Corporation, Inc. 1996 Equity Compensation Plan incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated May 20, 1999 (Registration No. 333-78871)

4.3

Incentive Stock Option Plan, dated May 28, 1996 incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated April 6, 2000 (Registration No. 333-34152)

4.4

1999 Stock Option and Equity Incentive Plan, dated March 22, 1999 incorporated by reference to the Registration Statement on Form S-8 of Gold Banc Corporation, Inc. dated April 6, 2000 (Registration No. 333-34152)

4.5

Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended

5

Opinion of Godfrey & Kahn, S.C. regarding legality of the Common Stock being registered

23.1

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23.2

Consent of Deloitte & Touche LLP

24

Powers of Attorney